Exhibit 24(a)

TENNANT COMPANY

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each director of TENNANT COMPANY, a Minnesota corporation (the “Company”), whose signature appears below, does hereby make, constitute and appoint Heidi M. Wilson and Kristin A. Stokes, and each or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead and in any and all capacities, to sign and affix his or her name as such director of the Company to a Registration Statement or Registration Statements on Form S-3 or other applicable form, and all amendments, including post-effective amendments, thereto, and all registration statements for the same offering that are to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, to be filed by the Company with the Securities and Exchange Commission (the Commission”) in connection with the registration under the Securities Act of 1933, as amended, of debt and equity securities, including preferred stock and common stock of the Company, and other securities related thereto (all of the foregoing being referred to in this Power of Attorney as “Securities”) proposed to be sold by said Company from time to time, and to file the same, with all exhibits thereto and other supporting documents, with the Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.   This Power of Attorney shall remain in effect until revoked in writing by the undersigned.

IN WITNESS WHEREOF, the undersigned have executed this power of attorney as of the 30th day of October, 2012.

Signature	Title
/s/ Azita Arvani Azita Arvani	Director
/s/ William F. Austen William F. Austen	Director
/s/ Carol S. Eicher Carol S. Eicher	Director
/s/ James T. Hale James T. Hale	Director

Power of Attorney (continued)

Signature	Title
/s/ H. Chris Killingstad H. Chris Killingstad	Director
/s/ David Mathieson David Mathieson	Director
/s/ Donal L. Mulligan Donal L. Mulligan	Director
/s/ Stephen G. Shank Stephen G. Shank	Director
/s/ Steven A. Sonnenberg Steven A. Sonnenberg	Director
/s/ David S. Wichmann David S. Wichmann	Director